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                                                                   EXHIBIT 10.11

                        DIRECTOR'S STOCK OPTION AGREEMENT


This Directors Stock Option Agreement (the "Agreement") is made and entered into as of the 30th day of May, 1997, between Opticon Medical Inc. (the "Company") and ___________ ("Director").

                                   WITNESSETH:

Whereas, Director has agreed to serve as a member of the Board of Directors of the Company; and

Whereas, the Company desires to offer certain compensation to Director for performance of duties; and

Whereas, the Company desires to encourage Director to remain as a director of the Company and Director to have a personal interest in the continued success and progress of the Company;

Whereas, the Company and Director entered into an original Director's Stock Option Agreement dated as of July 26, 1996, which is superseded and replaced in its entirety by this Agreement, provided, however that the date of the grant of the options hereunder shall remain July 26, 1996;

Whereas, the Agreement is being executed to reflect the effect of the 5:1 stock split of the Company's common stock, effective as of September 9, 1996, on the number of option shares and price therefor granted to Director.

NOW, THEREFORE, in consideration of the foregoing and the covenants contained herein, the Company and Director agree as follows:

1.       GRANT OF OPTION.

Subject to the terms and conditions set forth in this Agreement, the Company hereby grants to Director the right and option to purchase up to forty thousand (40,000) shares of the Company's common stock (the "Stock") at a price of $1.00 per share, subject to the adjustments as provided in Section 3 hereof (the "Option"). It is understood and agreed that the option price is the per share fair market value of such shares on the date of this Agreement. This Option is not intended to be an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

2.       EXERCISE OF OPTION.

         (a) Vesting and exercisability. Except as provided in Section 2(b), Director may exercise only that portion of the Option that has vested in accordance with the schedule hereafter set forth. Vesting of the Option shall occur as follows:

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                  (i) The Option for 20,000 shares shall vest on the date of the
1997 annual meeting of the Company's shareholders,

                  (ii) The Option for 10,000 shares shall vest on the date of the 1998 annual meeting of the Company's shareholders, and

                  (iii) The Option for 10,000 shares shall vest on the date of the 1999 annual meeting of the Company's shareholders;

provided however, that no Option shall vest unless the Director is, on the date the Option is scheduled to vest, a member of the board of directors of the Company and had attended at least one-half of the meetings of the board of directors and any committee of such board of which the Director is a member for the relevant period.

For purposes of the aforesaid vesting schedule, "relevant period" shall mean the following:

                  (x) in the case of (i) above, the period from July 26, 1996 to the 1997 annual meeting;

                  (y) in the case of (ii) above, the period from the 1997 annual meeting to the 1998 annual meeting; and

                  (z) in the case of (iii) above, the period from the 1998 annual meeting to the 1999 annual meeting.

         (b) Acceleration of Exercisability. Notwithstanding the provisions of
Section 2(a) above, the Option shall vest completely and may be exercised in full upon a change of control of the Company that would result in an acceleration of stock options in accordance with the Company's Director Stock Option Plan.

         (c) Method of Exercise. Any portion of the Option which has vested and is exercisable may be exercised, in whole or in part, by delivery by Director to the Company of written notice of such exercise, accompanied by full payment of
(i) the purchase price with respect to that portion of the Option being exercise and (ii) any amounts required to be withheld pursuant to applicable income tax laws in connection with such exercise. Until the Company notifies Director to the contrary, the form attached to this Agreement as EXHIBIT A shall be used to exercise the Option. Upon the exercise of the Option, the Company shall deliver to Director a certificate or certificates representing the number of shares of Stock being purchased by Director, free and clear of encumbrances. The aggregate purchase price for the shares of Stock to be issued upon exercise of an Option shall be paid (i) in cash, (ii) by certified check, or (iii) by such other lawful consideration as the Administrators of the Plan may approve.

         (d) Restriction Upon Shares of Stock Issued Upon Exercise. At the time of the issuance of any shares of Stock upon exercise of an Option, Director will, upon the request of the Company, agree in writing that he is acquiring such shares for investment only and not with a



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view to resale, and that he will not sell, pledge or otherwise dispose of such shares for investment only and not with a view to resale, and that he will not sell, pledge or otherwise dispose of such shares so issued unless an until (i) the Company is furnished with an opinion of counsel to the effect that registration of such shares pursuant to the Securities Act of 1933, as amended (the "Securities Act"), is not required by the Securities Act and the rules and regulations thereunder and any applicable state securities laws; or (ii) such registration or notification as is, in the opinion of counsel for the Company, required for the lawful disposition of such shares has been filed by the Company and has become effective; provided, however, that the Company is not obligated to file any such registration or notification. Director further agrees that the Company may place a legend embodying such restriction on the certificate(s) evidencing such shares.

         (e) Expiration of Option. To the extent that the Option has not been exercised, this Agreement shall terminate and be of no further force and effect, and the Option shall expire, on the earlier of (i) three months after the Director's termination as a member of the board of directors of the Company for any reason or (ii) the tenth anniversary of the date of grant of the Option.

3.       ADJUSTMENT UPON CHANGES IN CAPITALIZATION.

The type and number of shares of Stock subject to the Option and the purchase price per share shall be adjusted as the Administrator reasonably deems appropriate to preserve the value of the Option in the event of a stock dividend, stock split or reverse stock split, recapitalization, merger, consolidation, reorganization, cash or property dividend (including without limitation a dividend payable in shares of stock of any subsidiary of the Company), exchange of shares, repurchase of shares or any other change in corporate structure of or by the Company that in any such event materially affects the outstanding shares of Stock.

4.       NO RIGHTS AS STOCKHOLDER.

Director shall have no rights as a stockholder with respect to any shares of Stock subject to the Option until and unless a certificate or certificates representing such shares are issued to Director pursuant to Section 2(c) of this Agreement. Except as provided in Section 3, no adjustment shall be made for dividends or other rights for which the record date is prior to the issuance of such certificate or certificates.

5.       BOARD MEMBERSHIP.

Neither the granting of the Option evidenced by this Agreement nor any term or provision of this Agreement shall constitute or be evidence of any understanding, express or implied, on the part of the Company for the Director to remain as a director of the Company for any period of time.

6.       NONTRANSFERABILITY.

Director's rights under this Agreement are not transferable by Director other than by will or in accordance with the laws of descent and distribution, and are exercisable, during Director's



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lifetime, only by Director or, during his disability, by his legal representative, and, after Director's death, by his estate, heirs or devisees and their successors and assigns.

7.       MISCELLANEOUS.

         (a) Headings. The headings in this Agreement are inserted for convenience only and shall have no significance in the interpretation of this Agreement.

         (b) Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the transactions contemplated under this Agreement and this Agreement supersedes all prior arrangement or understandings with respect to the Option, written or oral. No agreements or representations, oral or otherwise, expressed or implied, with respect to the subject matter of this Agreement have been made by either party which are not set forth expressly in this Agreement.

         (c) Successors. The terms and conditions of this Agreement shall be binding and inure to the benefits of the parties to this Agreement and their respective heirs, personal representative and successors.

         (d) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Iowa applicable to agreements made and entirely to be performed within such jurisdiction except to the extent federal law may be applicable.

         (e) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, each of the parties to this Agreement has executed this Agreement as of the day and year first written above.

                                   OPTICON MEDICAL INC. ("Company")



                                   By
                                       -----------------------------------------
                                       Administrator, Director Stock Option Plan


                                   ---------------------------------------------

                                                             "Director")
                                   --------------------------



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                                    EXHIBIT A
                                    ---------

                                 OPTION EXERCISE

                   (To be signed only upon exercise of option)

         The undersigned, the holder of the foregoing stock option, hereby irrevocably elects to exercise the purchase right represented by such option for, and to purchase thereunder, _______________________ of the shares of Common Stock of Opticon Medical Inc., to which such warrant relates and herewith makes payment of $____________ therefor in cash or by check and requests that the certificates for such shares be issued in the name of, and be delivered to ___________________________ whose address is set forth below the signature of the undersigned.

Dated: ___________________


                                             _______________________________
                                             [Signature]





                                             _______________________________

                                             _______________________________
                                             [Address]